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                                                                   EXHIBIT 10.34

[LOGO]                                                                  WACHOVIA

February 5, 2003

Radian Group Inc.
1601 Market Street
Philadelphia, PA
19103-2337
Attn: Terry Latimer

Dear Terry:

As we discussed, Wachovia Bank, National Association (referred to herein as "Wachovia" and formerly known as First Union National Bank) is pleased to confirm its agreement to extend the maturity date of the Radian Group Inc.'s ("Radian") existing $50,000,000 364-Day Revolving Credit Facility from February 7, 2003 to May 30, 2003. Therefore, the parties hereby agree that the definition of "Maturity Date" in the Credit Agreement between Radian and First Union National Bank (now known as Wachovia), dated as of February 8, 2002 (the "Credit Agreement") shall be deleted and replaced, effective as of the date hereof, with the following definition: "Maturity Date" shall mean May 30, 2003. All other terms and conditions of the Credit Agreement shall remain in full force and effect.

As consideration for Wachovia's commitment, Radian hereby agrees to pay the following non-refundable fee to Wachovia:

     (1) a 6.5 bps upfront fee ($10,021), which fee shall be due and payable in full on February 7, 2003. The upfront fee was calculated on an actual/360-day basis commencing on the execution date through the maturity date.

Radian agrees that, once paid, the fee or any part thereof payable hereunder will not be refundable under any circumstances. All fees payable hereunder will be paid in immediately available funds.

     If Radian is in agreement with the foregoing, please indicate your acceptance of the terms hereof by signing this letter agreement and returning it to Wachovia.

Very truly yours,


/s/ Kim Shaffer
-----------------------------------
WACHOVIA BANK, NATIONAL ASSOCIATION
By: Kim Shaffer
Title: Director


                                           Agreed to and accepted as of the date
                                           first above written:

                                           RADIAN GROUP INC .


                                           By:    /s/ Terry Latimer
                                                  ------------------------------
                                           Title: Treasurer